STEPSTONE GROUP REPORTS THIRD QUARTER FISCAL YEAR 2023 RESULTS
NEW YORK, February 9, 2023 – StepStone Group Inc. (Nasdaq: STEP), a global private markets investment firm focused on providing customized investment solutions and advisory and data services, today reported results for the quarter ended December 31, 2022. This represents results for the third quarter for the fiscal year ending March 31, 2023. The Board of Directors of the Company has declared a quarterly cash dividend of $0.20 per share of Class A common stock, payable on March 15, 2023, to the holders of record as of the close of business on February 28, 2023.
StepStone issued a full detailed presentation of its third quarter fiscal 2023 results, which can be accessed by clicking here.
Webcast and Earnings Conference Call
Management will host a webcast and conference call on Thursday, February 9, 2023 at 5:00 pm ET to discuss the Company’s results for the third fiscal quarter ended December 31, 2022. The conference call will also be made available in the Shareholders section of the Company's website at https://shareholders.stepstonegroup.com/. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register.
The conference call can be accessed by dialing 1-877-407-0784 (United States) or 1-201-689-8560 (international).
A replay of the call will also be available on the Company's website approximately two hours after the live call through February 23, 2023. To access the replay, dial 1-844-512-2921 (United States) or 1-412-317-6671 (international). The replay PIN is 13735268. The replay can also be accessed on the shareholders section of the Company's website at https://shareholders.stepstonegroup.com.
About StepStone
StepStone Group Inc. (Nasdaq: STEP) is a global private markets investment firm focused on providing customized investment solutions and advisory, data and administrative services to its clients. As of December 31, 2022, StepStone was responsible for approximately $602 billion of total capital, including $134 billion of assets under management. StepStone's clients include some of the world's largest public and private defined benefit and defined contribution pension funds, sovereign wealth funds and insurance companies, as well as prominent endowments, foundations, family offices and private wealth clients, which include high-net-worth and mass affluent individuals. StepStone partners with its clients to develop and build private markets portfolios designed to meet their specific objectives across the private equity, infrastructure, private debt and real estate asset classes.
Forward-Looking Statements
Some of the statements in this release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking. Words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “plan” and “will” and similar expressions identify forward-looking statements. Forward-looking statements reflect management’s current plans, estimates and expectations and are inherently uncertain. The inclusion of any forward-looking information in this release should not be regarded as a representation that the future plans, estimates or expectations contemplated will be achieved. Forward-

looking statements are subject to various risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, global and domestic market and business conditions, successful execution of business and growth strategies and regulatory factors relevant to our business, as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity and the risks and uncertainties described in greater detail under the “Risk Factors” section of our annual report on Form 10-K filed with the U.S. Securities and Exchange Commission on May 31, 2022, as such factors may be updated from time to time. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.
Contacts
Shareholder Relations:
Seth Weiss
shareholders@stepstonegroup.com
1-212-351-6106
Media:
Brian Ruby / Chris Gillick, ICR
StepStonePR@icrinc.com
1-203-682-8268

Third Quarter Fiscal Year 2023 Earnings Presentation FEBRUARY 9, 2023

2STEPSTONE GROUP Today’s Presenters Scott Hart CEO Jason Ment President & Co-COO Mike McCabe Head of Strategy Johnny Randel Chief Financial Officer

GAAP Consolidated Income Statements

GAAP net loss was $13.6 million for the quarter and $102.1 million year-to-date. GAAP net loss attributable to StepStone Group Inc. was $6.9 million (or $0.11 per share) for the quarter and $47.2 million (or $0.77 per share) year-to-date.

($ in thousands, except per share amounts)

	Quarter			Year-To-Date		
	Dec '21	Dec '22	% Fav / Unfav	Dec '21	Dec '22	% Fav / Unfav
Revenues						
Management and advisory fees, net	$ 106,384	$ 128,753	21%	$ 268,028	$ 364,606	36%
Performance fees:						
Incentive fees	27	2,980	10937%	6,005	8,345	39%
Carried interest allocations:						
Realized	66,559	16,320	-75%	169,053	112,396	-34%
Unrealized	132,535	(63,367)	na	452,789	(354,095)	na
Total carried interest allocations	199,094	(47,047)	na	621,842	(241,699)	na
Legacy Greenspring carried interest allocations[1]	104,960	(88,921)	na	104,960	(371,200)	na
Total revenues	**410,465**	**(4,235)**	**na**	**1,000,835**	**(239,948)**	**na**
Expenses						
Compensation and benefits:						
Cash-based compensation	51,665	62,628	-21%	138,217	182,190	-32%
Equity-based compensation	3,407	8,108	-138%	10,363	15,605	-51%
Performance fee-related compensation:						
Realized	34,033	11,726	66%	86,122	67,091	22%
Unrealized	68,368	(31,875)	na	228,146	(172,554)	na
Total performance fee-related compensation	102,401	(20,149)	na	314,268	(105,463)	na
Legacy Greenspring performance fee-related compensation[1]	104,960	(88,921)	na	104,960	(371,200)	na
Total compensation and benefits	262,433	(38,334)	na	567,808	(278,868)	na
General, administrative and other	30,299	43,582	-44%	72,049	111,547	-55%
Total expenses	**292,732**	**5,248**	**98%**	**639,857**	**(167,321)**	**na**
Other income (expense)						
Investment income (loss)	7,230	(681)	na	20,841	(5,473)	na
Legacy Greenspring investment income (loss)[1]	17,890	(8,966)	na	17,890	(32,927)	na
Investment income of Consolidated Funds	-	4,895	na	-	4,895	na
Interest income	43	701	1530%	329	1,068	225%
Interest expense	(543)	(1,111)	-105%	(637)	(2,515)	-295%
Other income (loss)	(273)	358	na	(2,662)	(1,380)	48%
Total other income (expense)	24,347	(4,804)	na	35,761	(36,332)	na
Income (loss) before income tax	**142,080**	**(14,287)**	**na**	**396,739**	**(108,959)**	**na**
Income tax expense (benefit)	15,787	(732)	na	16,065	(6,868)	na
Net income (loss)	**126,293**	**(13,555)**	**na**	**380,674**	**(102,091)**	**na**
Less: Net income attributable to non-controlling interests in subsidiaries	7,091	9,575	-35%	18,737	25,836	-38%
Less: Net income (loss) attributable to non-controlling interests in legacy Greenspring entities[1]	17,890	(8,966)	na	17,890	(32,927)	na
Less: Net income (loss) attributable to non-controlling interests in the Partnership	52,966	(7,617)	na	191,977	(48,192)	na
Less: Net income attributable to redeemable non-controlling interests in Consolidated Funds	-	391	na	-	391	na
Net income (loss) attributable to StepStone Group Inc.	**$ 48,346**	**$ (6,938)**	**na**	**$ 152,070**	**$ (47,199)**	**na**
Net income (loss) per share of Class A common stock – Basic	**$ 0.84**	**$ (0.11)**	**na**	**$ 3.29**	**$ (0.77)**	**na**
Net income (loss) per share of Class A common stock – Diluted	**$ 0.83**	**$ (0.11)**	**na**	**$ 3.22**	**$ (0.77)**	**na**

[1] Reflects amounts attributable to consolidated VIEs for which we did not acquire any direct economic interests. Such amounts are attributable to employees and therefore have been reflected as legacy Greenspring performance fee-related compensation and net income (loss) attributable to non-controlling interests in legacy Greenspring entities, respectively.

3

Robust Growth Profile Since Inception

TOTAL CAPITAL RESPONSIBILITY ($B)



Assets under management
Assets under advisement
$1
$5
$9
$27
$47
$54
$62
$64
$84
$116
$130
$155
$266
$296
$427
$570
$602
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
FY'17
FY'18
FY'19
FY'20
FY'21
FY'22
FQ3'23

Note: Fiscal 2017-2022 reflect Total Capital Responsibility as of March 31 of each fiscal year then ended. Prior year amounts are reported on a calendar year basis. Strategic acquisitions contributed approximately $5.6 billion, $1.8 billion, $0.9 billion, $3.6 billion, $2.4 billion and $22.5 billion of AUM and $1.0 billion, $0.0 billion, $0.0 billion, $1.0 billion, $92.5 billion and $0.0 billion of AUA in calendar year 2010, 2012, 2013, 2016, and fiscal year 2019 and 2022, respectively. As of December 31, 2022, approximately $0.7 billion, $0.2 billion, $0.0 billion, $2.8 billion, $2.3 billion and $19.7 billion of AUM and $0.0 billion, $0.0 billion, $0.0 billion, $0.2 billion, $121.6 billion and $0.0 billion of AUA acquired in calendar year 2010, 2012, 2013, 2016, and fiscal year 2019 and 2022, respectively, remains. An expansion of client data tracked contributed $70 billion of AUA for fiscal 2021. The incremental client data captured represents assets for which StepStone serves as investment advisor for the portfolio but does not provide monitoring/reporting services and did not make the initial investment recommendation.

STEPSTONE GROUP 4

Fiscal Q3 2023 Overview

STEPSTONE inside private markets

KEY BUSINESS DRIVERS

	FQ3'23	FQ3'22	vs. FQ3'22	FQ2'23	vs. FQ2'23
Assets under management ("AUM")	$134.0 B	$127.0 B	6%	$135.0 B	-1%
Fee-Earning AUM ("FEAUM")	$83.0 B	$71.2 B	16%	$80.1 B	4%
Undeployed fee-earning capital	$14.0 B	$17.3 B	-19%	$16.5 B	-15%
Gross accrued carry	$1,126.4 M	$1,347.4 M	-16%	$1,189.3 M	-5%

FINANCIAL HIGHLIGHTS[1]

($M, except per share amounts)	FQ3'23	FQ3'22	vs. FQ3'22	FQ3'23 YTD	FQ3'22 YTD	vs. FQ3'22 YTD
Adjusted revenues	$148.1	$173.0	-14%	$489.0	$448.9	9%
Management and advisory fees, net	$128.8	$106.4	21%	$364.6	$268.0	36%
Fee-related earnings ("FRE")	$42.7	$36.8	16%	$118.4	$86.4	37%
Fee-related earnings margin	33%	35%		32%	32%	
Adjusted Net Income ("ANI")	$31.2	$48.6	-36%	$115.5	$129.2	-11%
ANI per share	$0.27	$0.42	-36%	$1.01	$1.23	-18%

BUSINESS UPDATE

- Declared a dividend of $0.20 per share of Class A common stock, payable on March 15, 2023 to record holders of Class A common stock at the close of business on February 28, 2023
- Raised a total of $12.4 billion of new SMA[2] capital over the LTM
- Additional closings in the LTM of StepStone's private equity secondaries fund, multi-strategy global venture capital fund, expansion stage venture capital directs fund, and infrastructure co-investment fund. Raised a total of $6.0 billion for commingled funds over the LTM
- Total retail platform assets surpassed $1.3 billion in AUM, driven by continued strong subscriptions in SPRIM and SPRING, and the expansion into Europe and Australia

[1] See definition and reconciliation of non-GAAP measures at the end of this presentation.
[2] Includes advisory accounts for which we have discretion.

STEPSTONE GROUP 5

OVERVIEW

StepStone's Growth Drivers

STEPSTONE
inside private markets

AUM | AUA

SEPARATELY MANAGED ACCOUNTS	FOCUSED COMMINGLED FUNDS	ADVISORY
$78B **4%** growth from prior year	$43B **2%** growth from prior year	$468B
• A total of **$12.4B** of new capital additions during the LTM	• A total of **$6.0B** raised in focused commingled funds during the LTM • Additional closings in the LTM on StepStone's funds including private equity secondaries, multi-strategy global venture capital, expansion stage venture capital directs, infrastructure co-investment, SPRIM and SPRING	• Net client activity increased AUA by **$47B** over the last twelve months • **~$13B** of AUA relates to advisory accounts for which we have discretion

UFEC

Total undeployed fee-earning capital of **$14.0B**

FEAUM

SEPARATELY MANAGED ACCOUNTS	FOCUSED COMMINGLED FUNDS
$53B **+16%** from prior year	$30B **+17%** from prior year

Note: As of December 31, 2022. Amounts may not sum to total due to rounding.

STEPSTONE GROUP 7

Fee-earning AUM Evolution

35%
clients with exposure to more than one asset class

FEE-EARNING AUM BY COMMERCIAL STRUCTURE ($B)



Total AUM
$40
$53
$67
$86
$134[1]
$134
Focused commingled funds
Separately managed accounts
Organic CAGR[2]: 28%
$22.3
5.8
16.5
$32.2
8.0
24.2
$41.2
10.1
31.1
$52.0
11.4
40.6
$75.2[1]
25.6
49.6
$83.0
29.6
53.4

	FY'18	FY'19	FY'20	FY'21	FY'22	FQ3'23
% SMAs	74%	75%	76%	78%	66%	64%
% Commingled	26%	25%	24%	22%	34%	36%

FEE-EARNING AUM BY ASSET CLASS ($B)



Private debt
Infrastructure
Real estate
Private equity
Organic CAGR[2]: 28%
$22.3
3.8
1.0
4.6
12.9
$32.2
4.6
8.4
16.2
3.0
$41.2
6.3
11.4
19.9
3.5
$52.0
10.5
12.6
24.5
4.4
$75.2[1]
12.2
17.7
40.4
4.8
$83.0
14.1
18.3
5.5
45.0

	FY'18	FY'19	FY'20	FY'21	FY'22	FQ3'23
% PE	58%	50%	48%	47%	54%	54%
% RE/INFRA/PD	42%	50%	52%	53%	46%	46%

FEAUM + UNDEPLOYED FEE-EARNING CAPITAL ($B)[1]



FEAUM
Undeployed fee-earning capital
Organic CAGR[2]: 21%
$34.7
12.4
22.3
$44.5
12.3
32.2
$55.6
14.4
41.2
$66.0
14.0
52.0
$92.2
17.0
75.2
$97.0
14.0
83.0
FY'18
FY'19
FY'20
FY'21
FY'22
FQ3'23

Note: Amounts may not sum to total due to rounding. PE – Private equity, RE – Real estate, INFRA – Infrastructure, PD – Private debt
[1] The acquisition of Greenspring added approximately $22.5B of AUM, $11.4B of FEAUM, and $0.5B of undeployed fee-earning capital as of 9/20/21.
[2] Organic CAGR excludes $11.4B of FEAUM and $0.5B of undeployed fee-earning capital acquired as part of Greenspring as of 9/20/21.

STEPSTONE GROUP 8

Trend in Management and Advisory Fees

STEPSTONE
inside private markets

MANAGEMENT & ADVISORY FEES ($M)[1]


Advisory fees
Focused commingled funds
Separately managed accounts
$140
40
49
52
$190
45
59
86
$234
48
79
107
$285
52
97
136
$379[2]
56
149
174
$473[2]
56
215
203
FY'18
FY'19
FY'20
FY'21
FY'22
LTM FQ3'23

Blended mgmt. fee rates:[3]	FY'18	FY'19	FY'20	FY'21	FY'22	LTM FQ3'23
Overall	0.56%	0.53%	0.51%	0.52%	0.52%	0.54%
By Type:						
SMAs	*0.42%*	*0.41%*	*0.39%*	*0.39%*	*0.40%*	*0.40%*
Commingled	*0.83%*	*0.87%*	*0.89%*	*0.90%*	*0.85%*	*0.80%*
By Asset Class:						
PE	*0.66%*	*0.63%*	*0.66%*	*0.62%*	*0.64%*	*0.65%*
RE / INFRA / PD	*0.46%*	*0.41%*	*0.37%*	*0.42%*	*0.40%*	*0.41%*

MANAGEMENT & ADVISORY FEES PER SHARE[6]


CAGR: 25%
$1.44
$1.95
$2.40
$2.91
$3.55
$4.16
FY'18
FY'19
FY'20
FY'21
FY'22
LTM FQ3'23

Assets under management and advisement	FY'18	FY'19	FY'20	FY'21	FY'22	LTM FQ3'23
FEAUM ($B)	$22	$32	$41	$52	$75[2]	$83
AUM ($B)	$40	$53	$67	$86	$134[2]	$134
AUA ($B)	$115	$213[4]	$229	$340[5]	$436	$468

% of fee revenue from management and advisory fees[1]	FY'18	FY'19	FY'20	FY'21	FY'22	LTM FQ3'23
Mgmt	72%	76%	80%	82%	85%	88%
Advisory	28%	24%	20%	18%	15%	12%

Note: Amounts may not sum to total due to rounding. PE – Private equity, RE – Real estate, INFRA – Infrastructure, PD – Private debt
[1] Excludes fund reimbursement revenues.
[2] The acquisition of Greenspring contributed $11.4B of FEAUM and $22.5B of AUM as of 9/20/21, and $43.4M and $91.9M of management and advisory fees for fiscal 2022 and LTM FQ3'23, respectively.
[3] Weighted-average fee rates reflect the applicable management fees for the last 12 months ending on each period presented and is inclusive of any retroactive fees for such period.
[4] The acquisition of Courtland Partners contributed $90B of AUA for fiscal 2019.
[5] An expansion of client data tracked contributed $70B of AUA for fiscal 2021.
[6] Per share amounts calculated using adjusted shares for each respective period. See slide 32 for calculation of adjusted shares.

STEPSTONE GROUP 9

FINANCIAL UPDATE

Financial Highlights

- Fee revenues increased 21% for the quarter and 36% year-to-date, driven by FEAUM growth and, for the year-to-date period, the impact of Greenspring
- Fee-Related Earnings increased 16% for the quarter and 37% year-to-date, primarily driven by growth in fee revenues and, for the year-to-date period, the impact of Greenspring
- ANI per share decreased 36% for the quarter and 18% year-to-date, reflecting lower net realized performance fees partially offset by higher FRE

FINANCIAL HIGHLIGHTS[1]

	Three Months Ended Dec 31			Nine Months Ended Dec 31		
($M, except per share amounts and where noted)	2022	2021	% Δ YTY	2022	2021	% Δ YTY
AUM ($B)	$ 134.0	$ 127.0	6%			
FEAUM ($B)	83.0	71.2	16%			
Undeployed Fee-Earning capital ($B)[2]	14.0	17.3	-19%			
Management & Advisory Fees, net	$ 128.8	$ 106.4	21%	$ 364.6	$ 268.0	36%
Fee-Related Earnings	42.7	36.8	16%	118.4	86.4	37%
Fee-Related Earnings Margin[3]	33%	35%		32%	32%	
Gross Realized Performance Fees[4]	19.3	66.6	-71%	124.4	180.9	-31%
Pre-tax Adjusted Net Income ("ANI")	40.1	62.7	-36%	148.7	166.9	-11%
Adjusted Net Income Per Share[5]	$ 0.27	$ 0.42	-36%	$ 1.01	$ 1.23	-18%
Adjusted Revenues	148.1	173.0	-14%	489.0	448.9	9%

[1] StepStone completed the acquisition of Greenspring on September 20, 2021, which added $22.5 billion of AUM, $11.4 billion of FEAUM, and $0.5 billion of undeployed fee-earning capital.
[2] Undeployed fee-earning capital is defined as capital not yet invested or considered active on which StepStone will earn fees once the capital is deployed or activated.
[3] Fee-Related Earnings Margin is calculated by dividing Fee-Related Earnings by Management & Advisory Fees, net.
[4] Gross Realized Performance Fees include deferred incentive fees that are not included in our GAAP results; FQ3'23 YTD: $3.7m, FQ3'22 YTD: $5.8m. See reconciliation of GAAP realized performance fees to gross realized performance fees on slide 33. Excludes legacy Greenspring entities.
[5] Reflects a 22.3% blended statutory rate applied to Pre-tax Adjusted Net Income and 114.7 million and 114.6 million adjusted shares outstanding for FQ3'23 and FQ3'23 YTD. Reflects a 22.6% blended statutory rate applied to Pre-tax Adjusted Net Income and 114.8 million and 104.7 million adjusted shares outstanding for FQ3'22 and FQ3'22 YTD. See slide 32 for calculation of ANI per share and a reconciliation of adjusted shares.

STEPSTONE GROUP 11

12STEPSTONE GROUP $268 $365 Dec-21 Dec-22 YTD Per Share Per Share Per Share $175 $634 Mar-18 LTM Dec-22 Long-Term Growth $34 $157 Mar-18 LTM Dec-22 Long-Term Growth $141 $477 Mar-18 LTM Dec-22 Long-Term Growth MGMT. & ADVISORY FEES ADJUSTED REVENUES $181 $124 Dec-21 Dec-22 YTD -37% $449 $489 Dec-21 Dec-22 YTD Adjusted Revenues • Management fees per share increased 30% YTD and by a compound annual growth rate of 31% over the long-term growth period driven by strong FEAUM growth • Advisory fees per share decreased 8% YTD and increased by a compound annual growth rate of 3% over the long-term growth period • Gross realized performance fees were down $57 million YTD primarily driven by decreased realization activity from our PE funds CAGR +25% +0% GROSS REALIZED PERFORMANCE FEES $2.56 $3.18 $1.44 $4.16 $1.73 $1.09 $0.35 $1.37 $4.29 $4.27 $1.79 $5.53 CAGR +33% CAGR +27% +24% ($M, except per share amounts)

Profitability

($M, except per share amounts)

FEE-RELATED EARNINGS


Per Share
+26%
$0.82
$86
$1.03
$118
Dec-21
Dec-22
YTD
CAGR
+44%
$0.24
$24
$1.35
$154
Mar-18
LTM Dec-22
Long-Term Growth

- Fee-related earnings per share growth driven primarily by growth in FEAUM and, for the long-term growth period, margin expansion
- FRE margins were 32% YTD as compared with 32% in the prior year and 17% four fiscal years ago
  - FRE margins in FQ3'23 YTD were impacted by $2.4 million of retroactive fees, which corresponds to $2.2 million of fee-related earnings. FRE margins in FQ3'22 YTD were impacted by $4.3 million of retroactive fees, which corresponds to $4.1 million of fee-related earnings

ADJUSTED NET INCOME


Per Share
-18%
$1.23
$129
$1.01
$116
Dec-21
Dec-22
YTD
CAGR
+33%
$0.36
$35
$1.39
$159
Mar-18
LTM Dec-22
Long-Term Growth

- Adjusted net income per share decreased 18% YTD driven by the moderation in realized performance fees
- Adjusted net income per share increased by a CAGR of 33% over the long-term growth period driven by higher FRE and higher net realized performance fees

STEPSTONE GROUP 13

14STEPSTONE GROUP 2013 & Prior 7% 2014 11% 2015 13% 2016 17% 2017 14% Post 2017 38% $99 $107 $108 $107 $139 3 $0 $20 $40 $60 $80 $100 $120 $140 $160 FQ3'22 FQ4'22 FQ1'23 FQ2'23 FQ3'23 $1,347 $1,481 $1,366 $1,189 $1,126 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 FQ3'22 FQ4'22 FQ1'23 FQ2'23 FQ3'23 Accrued Carry and Fund Investments1 • Gross accrued unrealized carried interest of $1,126 million, net accrued unrealized carry of $535 million as of December 31, 2022 (note: valuations reported on a one quarter lag) • Over $60 billion in performance fee-eligible capital as of December 31, 2022 • $634 million, or 56%, of gross accrued unrealized carried interest allocation balance is in SMAs or commingled funds that have American style (or deal-by-deal) carry waterfalls • Approximately 175 programs with carry or incentive fee structures • The investments in our funds held by the firm increased to $139 million, up 40% from December 31, 2021 • Unfunded commitments were $87.0 million as of December 31, 20221 -16% +40% ACCRUED CARRY ($M)2 INVESTMENTS ($M) 62% from 2017 or prior vintages NET UNREALIZED CARRY AS OF 12/31/2022 BY VINTAGE AND TYPE 1 Excludes $0.9 billion of investments in funds and accrued carried interest allocations and $51.7 million of unfunded commitments held by the legacy Greenspring general partner entities in legacy Greenspring funds for which we do not hold any direct economic interests. 2 Changes in our accrued carry balance reflect our share of the unrealized gains or losses of our client portfolios on a one quarter lag. 3 Reflects the Company’s investments in funds prior to the consolidation of the Consolidated Funds, which results in the elimination of the Company’s investments in such funds under GAAP. Investments in funds under GAAP were $109 million as of December 31, 2022. Private Equity 93% Infrastructure 3% Real Estate 4%

APPENDIX

Consolidated Balance Sheets

($ in thousands)	Dec '21	Mar '22	Dec '22
Assets			
Cash and cash equivalents	$ 135,885	$ 116,386	$ 120,093
Restricted cash	1,031	1,063	971
Fees and accounts receivable	32,641	34,141	42,769
Due from affiliates	11,092	19,369	35,749
Investments:			
Investments in funds[1]	98,780	107,045	109,102
Accrued carried interest allocations	1,347,448	1,480,515	1,126,386
Legacy Greenspring investments in funds and accrued carried interest allocations[2]	1,311,475	1,334,581	888,872
Deferred income tax assets	18,966	27,866	49,245
Lease right-of-use assets, net	63,322	61,065	104,767
Other assets and receivables	23,619	27,426	44,013
Intangibles, net	409,174	398,126	365,515
Goodwill	583,196	580,542	580,542
Assets of Consolidated Funds: [3]			
Cash and cash equivalents	-	-	19,967
Investments, at fair value	-	-	14,312
Other assets	-	-	839
Total assets	**$ 4,036,629**	**$ 4,188,125**	**$ 3,503,142**
Liabilities and stockholders' equity			
Accounts payable, accrued expenses and other liabilities	$ 60,007	$ 80,541	$ 83,659
Accrued compensation and benefits	60,299	39,966	78,925
Accrued carried interest-related compensation	688,116	769,988	597,298
Legacy Greenspring accrued carried interest-related compensation[2]	1,069,983	1,140,101	723,527
Due to affiliates	203,971	199,355	201,352
Lease liabilities	73,437	70,965	124,318
Debt obligations	62,762	62,879	83,233
Liabilities of Consolidated Funds: [3]			
Other liabilities	-	-	647
Total liabilities	**2,218,575**	**2,363,795**	**1,892,959**
Redeemable non-controlling interests in Consolidated Funds	-	-	4,966
Total stockholders' equity	**1,818,054**	**1,824,330**	**1,605,217**
Total liabilities and stockholders' equity	**$ 4,036,629**	**$ 4,188,125**	**$ 3,503,142**

[1] The Company's investments in funds was $138.6 million as of December 31, 2022. The consolidation of the Consolidated Funds results in the elimination of the Company's investments in such funds under GAAP.

[2] Represents amounts attributable to consolidated VIEs for which we did not acquire any direct economic interests. Such amounts are attributable to employees and therefore have been reflected as non-controlling interests in legacy Greenspring entities and legacy Greenspring accrued carried interest-related compensation, respectively.

[3] Represents amounts for the StepStone Funds that we are required to consolidate at each reporting period. We consolidate funds and other entities in which we hold a controlling financial interest.

STEPSTONE GROUP 16

Non-GAAP Financial Results[1]

($ in thousands, unless otherwise mentioned)

	Quarter			Year-to-date		
	Dec '21	Dec '22	% Fav / Unfav	Dec '21	Dec '22	% Fav / Unfav
Management and advisory fees, net	$ 106,384	$ 128,753	21%	$ 268,028	$ 364,606	36%
Less:						
Adjusted cash-based compensation	51,665	62,108	-20%	138,110	180,239	-31%
Adjusted equity-based compensation	178	664	-273%	401	1,965	-390%
Adjusted general, administrative and other	17,713	23,280	-31%	43,157	64,040	-48%
Fee-related earnings	**36,828**	**42,701**	**16%**	**86,360**	**118,362**	**37%**
Plus:						
Realized carried interest allocations	66,559	16,320	-75%	169,053	112,396	-34%
Incentive fees	27	2,980	10937%	6,005	8,345	39%
Deferred incentive fees	-	-	na	5,811	3,683	-37%
Realized investment income	1,834	673	-63%	6,668	4,746	-29%
Interest income	43	701	1530%	329	1,068	225%
Other income (loss)[2]	(273)	358	na	(1,271)	(1,380)	-9%
Less:						
Realized performance fee-related compensation[3]	34,033	11,726	66%	86,122	67,091	22%
Interest expense	543	1,111	-105%	637	2,515	-295%
Income attributable to non-controlling interests in subsidiaries/other:						
Fee-related earnings attributable to non-controlling interests in subsidiaries[4]	7,749	10,167	-31%	19,125	28,830	-51%
Non fee-related earnings (losses) attributable to non-controlling interests in subsidiaries[5]	(33)	635	na	216	73	66%
Pre-tax adjusted net income	**62,726**	**40,094**	**-36%**	**166,855**	**148,711**	**-11%**
Less: Income taxes[6]	14,145	8,941	37%	37,626	33,163	12%
Adjusted net income	**$ 48,581**	**$ 31,153**	**-36%**	**$ 129,229**	**$ 115,548**	**-11%**
ANI per share	**$ 0.42**	**$ 0.27**	**-36%**	**$ 1.23**	**$ 1.01**	**-18%**

[1] See slides 30 and 31 for reconciliation of GAAP income (loss) before income tax to ANI and FRE, GAAP revenues to adjusted revenues, and GAAP expenses to adjusted expenses.
[2] Excludes amounts for Tax Receivable Agreements adjustments recognized as other income (loss) ($(1.4) million for the nine months ended December 31, 2021).
[3] Includes carried interest-related compensation expense related to the portion of net carried interest allocation revenue attributable to equity holders of the Company's consolidated subsidiaries that are not 100% owned ($2.2 million and $0.3 million for the three months ended December 31, 2022 and 2021, respectively, and $9.0 million and $0.5 million for the nine months ended December 31, 2022 and 2021, respectively).
[4] Reflects the portion of fee-related earnings of our subsidiaries attributable to non-controlling interests.
[5] Reflects components of pre-tax adjusted net income of our subsidiaries attributable to non-controlling interests other than fee-related earnings, including incentive fees and related compensation, realized investment income, net interest expense and other income (loss).
[6] Represents corporate income taxes at a blended statutory rate of 22.3% applied to pre-tax adjusted net income for the three and nine months ended December 31, 2022, and a blended statutory rate of 22.6% applied to pre-tax adjusted net income for the three and nine months ended December 31, 2021. The 22.3% rate for the three and nine months ended December 31, 2022 is based on a federal statutory rate of 21.0% and a combined state, local and foreign rate net of federal benefits of 1.3%, and the 22.6% rate for the three and nine months ended December 31, 2021 is based on a federal statutory rate of 21.0% and a combined state, local and foreign rate net of federal benefits of 1.6%.

17

FEAUM Overview

StepStone inside private markets

($B, unless noted)	FQ3'23	FQ3'22	Fav / Unfav Change $	Fav / Unfav Change %
SMAs				
Beginning balance	$ 52.9	$ 43.2	$ 9.7	23%
Contributions	2.1	3.1	(1.0)	-32%
Distributions	(2.2)	(0.8)	(1.3)	-160%
Market value, FX and other	0.6	0.4	0.1	34%
Ending balance	$ 53.4	$ 45.9	$ 7.5	16%
Management fees ($M)	$ 53.5	$ 44.0	$ 9.5	22%
Average fee rate[1]	0.40%	0.41%		-2%
Commingled Funds				
Beginning balance	$ 27.2	$ 23.5	$ 3.7	16%
Contributions	2.5	2.0	0.5	22%
Distributions	(0.2)	(0.2)	0.0	18%
Market value, FX and other	-	(0.0)	0.0	na
Ending balance	$ 29.6	$ 25.3	$ 4.2	17%
Management fees ($M)	$ 60.7	$ 46.5	$ 14.2	30%
Average fee rate[1]	0.80%	0.84%		-5%
Total				
Beginning balance	$ 80.1	$ 66.7	$ 13.4	20%
Contributions	4.6	5.2	(0.5)	-10%
Distributions	(2.3)	(1.0)	(1.3)	-125%
Market value, FX and other	0.6	0.4	0.2	41%
Ending balance	$ 83.0	$ 71.2	$ 11.8	16%
Management fees ($M)	$ 114.2	$ 90.5	$ 23.7	26%
Average fee rate[1]	0.54%	0.52%		4%

Walk from AUM to FEAUM	$B
Total AUM as of 12/31/22	$ 134.0
Less: Non-Fee Earning AUM	14.7
Less: Market appreciation included in AUM	22.3
Less: Undeployed Fee-Earning Capital (capital not yet invested or considered active on which we will earn fees once capital is invested or activated)	14.0
Fee-Earning AUM as of 12/31/22	**$ 83.0**

- FEAUM increased by approximately 16% for the quarter to $83 billion
- Activated/Deployed approximately $3.2 billion of capital from our existing undeployed fee-earning capital during the quarter

Note: Amounts may not sum to total due to rounding. Amounts related to reductions in fee-earning AUM from funds that moved from a committed capital to net invested capital fee basis or from funds and accounts that no longer pay fees are included within Distributions. Prior periods have been recast for this change.

[1] Weighted-average fee rates reflect the applicable management fees for the last 12 months ending on each period presented, and is inclusive of any retroactive fees for such period.

STEPSTONE GROUP 18

We Believe StepStone Occupies an Important Position within the GP & LP Ecosystem

STEPSTONE
inside private markets

Global Private Markets

Primaries | Secondaries | Co-investments

$80B in annual private markets capital allocations[1]

- Corporations
- Endowments/Foundations
- Family Offices
- Private Wealth/Defined Contribution Plans
- Insurance Companies
- Pension Funds
- Sovereign Wealth Funds

Clients



Asset management
Advisory and data services
Portfolio analytics and reporting

Fund Managers

- Private Equity
- Infrastructure
- Private Debt
- Real Estate

Reviewed over 3,700 investment opportunities annually[2]

[1] Data reflecting twelve months ended December 31, 2022. Excludes legacy funds, feeder funds and research-only, non-advisory services.
[2] Data reflecting twelve months ended December 31, 2022.

STEPSTONE GROUP 19

StepStone is a Global Private Markets Solutions and Services Provider

StepStone is a global private markets investment firm focused on providing customized investment solutions and advisory data services to clients


PRIVATE EQUITY • REAL ESTATE • PRIVATE DEBT • INFRASTRUCTURE •

$602B	$134B	$83B	$80B	920
total capital responsibility[1]	assets under management[1]	fee-earning assets under management	annual private market allocations[2]	professionals

Focus on customization

Extensive experience in building customized portfolios designed to meet clients' specific objectives

Global-and-local approach

Global operating platform with strong local teams in 25 cities in 15 countries across 5 continents

Proprietary data and technology

We believe our valuable information has the potential to generate enhanced private markets insight and improve operational efficiency

Multi-asset class expertise

Scaled presence across the private equity, infrastructure, private debt and real estate asset classes facilitates ability to execute tailored and complex investment solutions

Large and experienced team

Approximately 310 investment professionals and approximately 610 other employees dedicated to sourcing, executing, analyzing and monitoring private markets opportunities

As of December 31, 2022. All dollars are USD.

[1] Total capital responsibility equals Assets Under Management (AUM) plus Assets Under Advisement (AUA). $602B in total capital responsibility includes $134B in AUM and $468 billion in AUA. Reflects final data for the prior period (September 30, 2022), adjusted for net new client account activity through December 31, 2022. Does not include post-period investment valuation or cash activity. NAV data for underlying investments is as of September 30, 2022, as reported by underlying managers up to 100 days following September 30, 2022. When NAV data is not available 100 days following September 30, 2022, such NAVs are adjusted for cash activity following the last available reported NAV.

[2] For the twelve months ended December 31, 2022. Excludes legacy funds, feeder funds and research-only, non-advisory services.

STEPSTONE GROUP 20

Comprehensive Private Markets Solutions

We believe StepStone's flexible business model helps clients access opportunities across all asset classes:

ASSET MANAGEMENT — ADVISORY — RESEARCH

SEPARATELY MANAGED ACCOUNTS	FOCUSED COMMINGLED FUNDS	ADVISORY & DATA SERVICES	PORTFOLIO ANALYTICS & REPORTING
• Owned by one client and managed according to their specific preferences • Address client's specific portfolio risk/return, diversification, and liquidity objectives • Integrates a combination of investment strategies across one or more asset classes	• Owned by multiple clients • Deploy capital in specific asset classes with defined investment strategies • Seeks to leverage StepStone's multi-asset class expertise	• Recurring support of portfolio construction and design • Discrete or project-based due diligence • Detailed review of existing private markets investments • Consulting services • Licensed access to SPI[1]	• Provide clients with tailored reporting packages • Mandates typically include access to Omni
$78B AUM **and $53B** FEAUM **(64% of total)**	**$43B** AUM **and $30B** FEAUM **(36% of total)**	**$468B** AUA **and $13B** AUM	Provided portfolio analytics and reporting on over **$615B** of client commitments

Note: As of December 31, 2022. Amounts may not sum to total due to rounding.
[1] StepStone Private Markets Intelligence.

STEPSTONE GROUP 21

Comprehensive, Full Service Model

264	36%
bespoke SMA accounts and focused commingled funds	of advisory clients also have an AUM relationship

- Offers a comprehensive, full-service model to clients seeking a customized solution to private markets investing
- Each solution is offered across each of the private equity, infrastructure, private debt and real estate asset classes
- Empowered by industry-transforming technology capabilities that create a virtuous cycle of client engagement providing a significant data advantage

CUSTOMIZED SOLUTIONS ACROSS ALL MARKETS

1. ASSET MANAGEMENT SOLUTIONS
2. ADVISORY AND DATA SOLUTIONS
3. PORTFOLIO ANALYTICS AND REPORTING

SPECIFICALLY TAILORED FOR EACH ASSET CLASS

Asset class	AUM	FEAUM	AUA	Investment professionals
PRIVATE EQUITY	$71B[1]	$45B	$239B	158
REAL ESTATE	$11B[1]	$6B	$164B	55
INFRASTRUCTURE	$27B[1]	$18B	$48B	55
PRIVATE DEBT	$24B[1]	$14B	$17B	44

INDUSTRY-TRANSFORMING TECHNOLOGY CAPABILITIES


Investment decisioning tool
SPI
FRONT-END
Portfolio monitoring tool SPAR[2]
OMNI
BACK-END

Note: Amounts may not sum to total due to rounding. Data presented as of December 31, 2022. AUM and AUA figures reflect final data for the prior period (September 30, 2022), adjusted for net new client account activity through December 31, 2022. Does not include post-period investment valuation or cash activity. NAV data for underlying investments is as of September 30, 2022, as reported by underlying managers up to 100 days following September 30, 2022. When NAV data is not available 100 days following September 30, 2022, such NAVs are adjusted for cash activity following the last available reported NAV.

[1] Allocation of AUM by asset class is presented by underlying investment asset classification.

[2] StepStone Portfolio Analytics & Reporting.

STEPSTONE GROUP 22

23STEPSTONE GROUP As of December 31, 2022 Total AUM: $134B Infrastructure $27B / 20% Private Equity $71B / 53% Private Debt $24B / 18% Real Estate $11B / 8% BY AUM1 Total AUA: $468B Private Debt $17B / 4%Infrastructure $48B / 10% Real Estate $164B / 35% BY AUA 49% ($292B) combined AUM / AUA in RE / INFRA / PD asset classes Note: Amounts and percentages may not sum to total due to rounding. Reflects final data for the prior period (September 30, 2022), adjusted for net new client account activity through December 31, 2022. Does not include post-period investment valuation or cash activity. NAV data for underlying investments is as of September 30, 2022, as reported by underlying managers up to 100 days following September 30, 2022. When NAV data is not available 100 days following September 30, 2022, such NAVs are adjusted for cash activity following the last available reported NAV. RE – Real estate, INFRA – Infrastructure, PD – Private debt 1Allocation of AUM by asset class is presented by underlying investment asset classification. Private Equity $239B / 51% Investment Expertise Across All Private Markets Asset Classes

24STEPSTONE GROUP $6 $7 $5 $2 $5 $7 $6 $9 $1 $8 $6 $16 $13 $33 $29 $33 $28 $32 $18 $8 $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 $110 $120 $130 Net Realized Performance Fees QUARTERLY NET REALIZED PERFORMANCE FEES ($m, unless otherwise mentioned) Note: Net Realized Performance Fees represent gross realized performance fees, less realized performance fee-related compensation. Gross realized performance fees include deferred incentive fees that are not included in GAAP revenues. See reconciliation of GAAP realized performance fees to net realized performance fees on slide 33. Excludes legacy Greenspring entities. $23 $29 $24 $20 $19 $18 $20 $27 $23 $25 $24 $31 $43 $68 $91 $107 $123 $122 $110 $85 $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 $110 $120 $130 LTM NET REALIZED PERFORMANCE FEES ($m, unless otherwise mentioned)

25STEPSTONE GROUP Revenues - Management and Advisory Fees, Net LTM DEC ’21 LTM DEC ’22 Focused commingled funds 36% SMAs 49% Advisory and other services 15% Focused commingled funds 45% SMAs 42% Advisory and other services 12% Fund reimbursement revenues 1% ($ in thousands) Dec '21 Dec '22 % Fav / Unfav Dec '21 Dec '22 % Fav / Unfav Dec '21 Dec '22 otal % Fav / Unfav Focused commingled funds 46,523$ 60,680$ 30% 99,173$ 164,975$ 66% 122,155$ 214,527$ ## 76% SMAs 44,022 53,515 22% 127,137 156,154 23% 167,891 203,335 ## 21% Advisory and other services 15,028 13,926 -7% 40,663 40,698 0% 52,973 55,558 ## 5% Fund reimbursement revenues 811 632 -22% 1,055 2,779 163% 1,226 3,415 ## 179% Total management and advisory fees, net $ 106 ,384 $ 128 ,753 21% $ 268 ,028 $ 364 ,606 36% $ 344 ,245 $ 476 ,835 ## 39% Quarter Year-To -Date Last Twelve Months

26STEPSTONE GROUP 26% 7% 67% Top 10 Top 11-20 Other Blue-chip, Sophisticated, Global Clientele As of December 31, 2022 1 Our top 10 clients comprise 50 separate mandates and commitments to commingled funds. 2 Includes ~45% of management and advisory fee contribution from focused commingled funds. 58%28% 6% 8% > 7 years 3-7 years 1-3 years < 1 year 34% 23% 21% 17% 3% 2% North America Asia/Australia Europe Middle East Central and South America Rest of World 38% 16% 16% 9% 9% 6% 6% Pension Funds Insurance Companies Private Wealth/ Defined Contribution Plans Sovereign Wealth Funds Corporations Family Offices Endowments/Foundations BY TYPE LTM management and advisory fees (%) BY GEOGRAPHY LTM management and advisory fees (%) BY REMAINING ACCOUNT TENOR LTM management fees (%) BY CLIENT LTM management and advisory fees (%) 2 1

StepStone's Diversified Platform Spans Private Markets Solutions

STEPSTONE inside private markets

PRIVATE EQUITY

- Total AUM: $71B
  - SMA AUM: $35B
  - FCF AUM: $36B
- Advisory AUA: $239B
- $42B Approved in 2022

INVESTMENT STRATEGY[1,2,4]	NET IRR[3]	NET TVM[3]
PRIMARIES	17.3%	1.6x
SECONDARIES	18.2%	1.5x
CO-INVESTMENTS	19.8%	1.7x

REAL ESTATE

- Total AUM: $11B
  - SMA AUM: $4B
  - FCF AUM: $3B
  - Advisory AUM: $4B
- Advisory AUA: $164B
- $18B Approved in 2022

INVESTMENT STRATEGY[1,4,5]	NET IRR[3]	NET TVM[3]
CORE/CORE+ FUND INVESTMENTS	9.3%	1.6x
VALUE-ADD/OPPORTUNISTIC FUND INVESTMENTS	10.3%	1.4x
REAL ESTATE DEBT FUND INVESTMENTS	6.0%	1.2x
VALUE-ADD/OPPORTUNISTIC SECONDARIES & CO-INVESTMENTS	15.3%	1.3x

INFRASTRUCTURE

- Total AUM: $27B
  - SMA AUM: $25B
  - FCF AUM: $--B
  - Advisory AUM: $2B
- Advisory AUA: $48B
- $14B Approved in 2022

INVESTMENT STRATEGY[1,4,6]	NET IRR[3]
PRIMARIES	11.1%
SECONDARIES	10.3%
CO-INVESTMENTS[7]	9.4%

PRIVATE DEBT

- Total AUM: $24B
  - SMA AUM: $14B
  - FCF AUM: $4B
  - Advisory AUM: $7B
- Advisory AUA: $17B
- $6B Approved in 2022

INVESTMENT STRATEGY[1,4,8]	NET IRR[3]
DIRECT LENDING	6.2%
DISTRESSED DEBT	8.8%
OTHER[9]	6.3%

Note: Approvals are LTM as of December 31, 2022. Excludes legacy funds, feeder funds and research-only, non-advisory services.
Amounts may not sum to total due to rounding. SMA – Separately Managed Accounts. FCF – Focused Commingled Funds.
AUM and AUA figures are as of December 31, 2022. Reflects final data for the prior period (September 30, 2022), adjusted for net new client account activity through December 31, 2022. Does not include post-period investment valuation or cash activity. NAV data for underlying investments is as of September 30, 2022, as reported by underlying managers up to 100 days following September 30, 2022. When NAV data is not available 100 days following September 30, 2022, such NAVs are adjusted for cash activity following the last available reported NAV.
Please see next slide for performance footnote references.
Past performance is not necessarily indicative of future results and there can be no assurance that the fund will achieve comparable results or avoid substantial losses.

STEPSTONE GROUP 27

28STEPSTONE GROUP Track Record Disclosures Note: Descriptions for certain terms can be found on the definitions page starting on slide 34 of this presentation. 1 Investment returns reflect NAV data for underlying investments as of September 30, 2022, as reported by underlying managers up to 100 days following September 30, 2022. For investment returns where NAV data is not available 100 days following September 30, 2022, such NAVs are adjusted for cash activity following the last available reported NAV. Investment returns are calculated on a constant currency adjusted reporting basis converting non-USD investment cash flows and NAVs to USD using the foreign currency exchange rate corresponding to each client’s first cash flow date. 2 Private Equity includes 1,458 investments totaling $149.4 billion of capital commitments and excludes (i) two advisory co-investments, totaling $100.0 million of capital commitments, (ii) all client-directed private equity investments (191 investments totaling $26.6 billion of capital commitments), and (iii) investments for which StepStone does not provide monitoring and reporting services to the client that made the investment, and (iv) Greenspring investments until the data integration is completed. 3 Net IRR and Net TVM are presented solely for illustrative purposes and do not represent actual returns received by any investor in any of the StepStone Funds represented above and are net of fees and expenses charged by both the underlying investment and hypothetical StepStone fees. The aggregate returns are not indicative of the returns an individual investor would receive from these investments. No individual investor received the aggregate returns described herein as the investments were made across multiple mandates over multiple years. StepStone fees and expenses are based on the following assumptions (management fees represent an annual rate): (i) Primaries: 25 basis points of net invested capital for management fees, charged quarterly. (ii) Secondaries: 125 basis points (60 basis points for Infrastructure) of capital commitments in years 1 through 4 for management fees, charged quarterly. In year 5, management fees step down to 90% of the previous year’s fee. (iii) Co-investments: 100 basis points and 50 basis points for co-investments and direct asset management investments, respectively, of net committed capital for management fees, charged quarterly. (iv) All investment types assess 5 basis points of capital commitments for fund expenses, charged quarterly, and 1 basis point of capital commitments drawn down in the first cash flow quarter for organizational costs. (v) Private Equity and Infrastructure secondaries and co-investments include 12.5% and 10.0% of paid and unrealized carry, respectively, with an 8.0% preferred return hurdle. Real Estate secondaries and co-investments include 15.0% of paid and unrealized carry, with an 8.0% preferred return hurdle. Net IRR and Net TVM for certain investments may have been impacted by StepStone’s or the underlying fund manager’s use of subscription backed credit facilities by such vehicles. Reinvested/recycled amounts increase contributed capital. 4 Investments of former clients are included in performance summary past the client termination date until such time as StepStone stops receiving current investment data (quarterly valuations and cash flows) for the investment. At that point, StepStone will then ‘liquidate’ the fund by entering a distribution amount equal to the last reported NAV, thus ending its contribution to the track record as of that date. Historical performance contribution will be maintained up until the ‘liquidation’ date. 5 Real Estate includes 454 investments totaling $70.8 billion of capital commitments and excludes (i) all client-directed real estate investments (74 investments totaling $11.3 billion of capital commitments), (ii) nine secondary/co-investment core/core+ or credit investments, totaling $709.1 million, (iii) four advisory fund investments totaling $463.6 million of capital commitments, and (iv) investments for which StepStone does not provide monitoring and reporting services to the client that made the investment. Includes the discretionary track record of Courtland Partners, Ltd., which StepStone acquired on April 1, 2018 (the “Courtland acquisition”). 6 Infrastructure includes 212 investments totaling $43.8 billion of capital commitments and excludes (i) 11 infrastructure investments made by the Partnership prior to the formation of the Infrastructure subsidiary in 2013 or made prior to the Courtland acquisition totaling $501.9 million of capital commitments, (ii) all client-directed infrastructure investments (24 investments totaling $3.8 billion of capital commitments), and (iii) investments for which StepStone does not provide monitoring and reporting services to the client that made the investment. 7 Includes asset management investments. 8 Private Debt includes 797 investments totaling $42.1 billion of capital commitments and excludes (i) all client-directed debt investments (32 investments, totaling $2.5 billion of capital commitments), (ii) real estate credit investments that were recommended by Courtland Partners, Ltd. prior to the Courtland acquisition (54 investments totaling $5.2 billion of capital commitments), and (iii) investments for which StepStone does not provide monitoring and reporting services to the client that made the investment. IRR is presented solely for illustrative purposes and does not represent actual returns received by any investor in any of the StepStone Funds represented above. No individual investor received the aggregate returns described herein as the investments were made across multiple mandates over multiple years. StepStone fees and expenses are based on the following assumptions (management fees represent an annual rate): Private Debt fund investments include 65 basis points on the quarterly NAV for management fees, charged quarterly. Net IRR for certain investments may have been impacted by StepStone’s or the underlying fund manager’s use of subscription backed credit facilities by such vehicles. Reinvested/recycled amounts increase contributed capital. 9 Other includes mezzanine debt, collateralized loan obligations, leasing, regulatory capital, trade finance, intellectual property/royalty, real estate debt and infrastructure debt. Past performance is not necessarily indicative of future results and there can be no assurance that the fund will achieve comparable results or avoid substantial losses.

Notable StepStone Focused Commingled Funds[1]

STEPSTONE inside private markets

Fund Name[2]	Description	Vintage Year	Fund Size ($M)
PRIVATE EQUITY			
StepStone Secondary Opportunities Fund IV	Private Equity Secondaries	2019	$ 2,097
StepStone VC Global Partners X	Multi-Strategy Global Venture Capital	2020	1,480
StepStone Tactical Growth Fund III	Multi-Strategy Growth Equity	2020	696
StepStone VC Opportunities VI	Expansion Stage Venture Capital Directs	2020	653
StepStone VC Asia Fund I	Multi-Strategy Asia Venture Capital	2020	251
StepStone VC Micro IV	Micro Venture Capital Primaries	2022	234
StepStone VC Early Stage II	Early Stage Venture Capital Directs	2021	352
StepStone VC Secondaries Fund V	Venture Capital Secondaries	2021	2,600
StepStone Capital Partners V	Private Equity Co-Investments	2021	2,364
REAL ESTATE			
StepStone Real Estate Partners IV	Special Situation Real Estate Secondaries	2019	$ 1,404
PRIVATE DEBT			
StepStone Credit Opportunities Fund I	Corporate / Opportunistic Lending	2021	$ 632
Senior Corporate Lending Fund II	Corporate Direct Lending	2021	1,275
PRIVATE WEALTH			
SPRIM	Evergreen	2020	$ 1,110[3]
SPRING	Evergreen	2022	194[3]

- Current funds in market include: private equity secondaries fund, multi-strategy global venture capital fund, multi-strategy growth equity fund, expansion stage venture capital directs fund, special situation real estate secondaries fund, infrastructure co-investment fund, and corporate direct lending fund.

[1] Includes funds with fund size greater than $150 million.
[2] Reflects most recently closed fund for each category of investment strategy.
[3] Reflects fair value of the fund's portfolio as of January 1, 2023.

STEPSTONE GROUP 29

Reconciliation of GAAP Income (Loss) before Income Tax to ANI and FRE

STEPSTONE
inside private markets

($ in thousands)	Quarter		Year-To-Date		Full Year	Last Twelve Months
	Dec '21	Dec '22	Dec '21	Dec '22	Mar '18	Dec '22
Income (loss) before income tax	$ 142,080	$ (14,287)	$ 396,739	$ (108,959)	$ 85,805	$ 6,883
Net income attributable to non-controlling interests in subsidiaries[1]	(7,716)	(10,802)	(19,341)	(28,903)	(2,350)	(37,662)
Net (income) loss attributable to non-controlling interests in legacy Greenspring entities	(17,890)	8,966	(17,890)	32,927	-	18,231
Unrealized carried interest allocations	(132,535)	63,367	(452,789)	354,095	(91,753)	221,033
Unrealized performance fee-related compensation	68,368	(31,875)	228,146	(172,554)	48,278	(87,797)
Unrealized investment (income) loss	(5,396)	1,354	(14,173)	10,219	(1,870)	6,731
Unrealized investment income of Consolidated Funds	-	(4,895)	-	(4,895)	-	(4,895)
Deferred incentive fees	-	-	5,811	3,683	2,801	(690)
Equity-based compensation[2]	3,229	7,444	9,962	13,640	189	16,852
Amortization of intangibles	10,958	10,870	13,448	32,611	3,382	43,660
Tax Receivable Agreements adjustments through earnings	-	-	1,391	-	-	(4,951)
Non-core items[3]	1,628	9,952	15,551	16,847	2,211	27,556
Pre-tax adjusted net income	62,726	40,094	166,855	148,711	46,693	204,951
Income taxes[4]	(14,145)	(8,941)	(37,626)	(33,163)	(11,673)	(45,689)
Adjusted net income	48,581	31,153	129,229	115,548	35,020	159,262
Income taxes[4]	14,145	8,941	37,626	33,163	11,673	45,689
Realized carried interest allocations	(66,559)	(16,320)	(169,053)	(112,396)	(30,081)	(144,061)
Realized performance fee-related compensation[5]	34,033	11,726	86,122	67,091	11,406	72,177
Realized investment income	(1,834)	(673)	(6,668)	(4,746)	(3,137)	(6,577)
Incentive fees	(27)	(2,980)	(6,005)	(8,345)	(1,489)	(13,933)
Deferred incentive fees	-	-	(5,811)	(3,683)	(2,801)	690
Interest income	(43)	(701)	(329)	(1,068)	(143)	(1,076)
Interest expense	543	1,111	637	2,515	913	2,991
Other (income) loss[6]	273	(358)	1,271	1,380	125	1,420
Net income attributable to non-controlling interests in subsidiaries[1]	7,716	10,802	19,341	28,903	2,350	37,662
Fee-related earnings	$ 36,828	$ 42,701	$ 86,360	$ 118,362	$ 23,836	$ 154,244

[1] Reflects the portion of pre-tax adjusted net income of our subsidiaries attributable to non-controlling interests.
[2] Reflects equity-based compensation for awards granted prior to and in connection with the IPO, profits interests issued by our non-wholly owned subsidiaries, and unrealized mark-to-market changes in the fair value of the profits interests issued in connection with the Private Wealth transaction.
[3] Includes (income) expense related to compensation paid to certain equity holders as part of an acquisition earn-out ($0.8 million for fiscal 2018), transaction costs ($6.8 million for the three months ended December 31, 2022, and $6.8 million and $13.8 million for the nine months ended December 31, 2022 and 2021, respectively, $0.1 million for fiscal 2018 and $7.2 million for the last twelve months ended December 31, 2022), lease remeasurement adjustments ($2.7 million for the nine and last twelve months ended December 31, 2022), accelerated depreciation of leasehold improvements for changes in lease terms ($0.6 million and $0.8 million for the three and nine months ended December 31, 2022, respectively, and $0.8 million for the last twelve months ended December 31, 2022), severance costs ($42 thousand for the three months ended December 31, 2022, $0.2 million and $0.1 million for the nine months ended December 31, 2022 and 2021, respectively, and $1.7 million for the last twelve months ended December 31, 2022), loss on change in fair value for contingent consideration obligation ($2.0 million and $1.6 million for the three months ended December 31, 2022 and 2021, respectively, $9.9 million and $1.6 million for the nine months ended December 31, 2022 and 2021, respectively, and $17.9 million for the last twelve months ended December 31, 2022), compensation paid to certain employees as part of an acquisition earn-out ($0.5 million and $1.7 million for the three and nine months ended December 31, 2022, respectively, and $2.5 million for the last twelve months ended December 31, 2022) and other non-core operating income and expenses.
[4] Represents corporate income taxes at a blended statutory rate of 22.3% applied to pre-tax adjusted net income for the three and nine months ended December 31, 2022, and a blended statutory rate of 22.6% applied to pre-tax adjusted net income for the three and nine months ended December 31, 2021. The 22.3% rate for the three and nine months ended December 31, 2022 is based on a federal statutory rate of 21.0% and a combined state, local and foreign rate net of federal benefits of 1.3%, and the 22.6% rate for the three and nine months ended December 31, 2021 is based on a federal statutory rate of 21.0% and a combined state, local and foreign rate net of federal benefits of 1.6%. As we were not subject to U.S. federal and state income taxes prior to the Reorganization and IPO, a blended statutory rate of 25.0% has been applied to fiscal 2018 for comparability purposes.
[5] Includes carried interest-related compensation expense related to the portion of net carried interest allocation revenue attributable to equity holders of the Company's consolidated subsidiaries that are not 100% owned ($2.2 million and $0.3 million for the three months ended December 31, 2022 and 2021, respectively, and $9.0 million and $0.5 million for the nine months ended December 31, 2022 and 2021, respectively, and $10.3 million for the last twelve months ended December 31, 2022).
[6] Excludes amounts for Tax Receivable Agreements adjustments recognized as other income (loss) ($(1.4) million for the nine months ended December 31, 2021, and $5.0 million for the last twelve months ended December 31, 2022).

30

Reconciliation of GAAP Revenues to Adjusted Revenues and GAAP Expenses to Adjusted Expenses

STEPSTONE inside private markets

($ in thousands)	Quarter Dec '21	Quarter Dec '22	Year-To-Date Dec '21	Year-To-Date Dec '22	Full Year Mar '18	Last Twelve Months Dec '22
Total revenues	$ 410,465	$ (4,235)	$ 1,000,835	$ (239,948)	$ 264,275	$ 124,742
Unrealized carried interest allocations	(132,535)	63,367	(452,789)	354,095	(91,753)	221,033
Deferred incentive fees	-	-	5,811	3,683	2,801	(690)
Legacy Greenspring carried interest allocations	(104,960)	88,921	(104,960)	371,200	-	289,054
Adjusted revenues	$ 172,970	$ 148,053	$ 448,897	$ 489,030	$ 175,323	$ 634,139
Cash-based compensation	$ 51,665	$ 62,628	$ 138,217	$ 182,190		
Adjustments[1]	-	(520)	(107)	(1,951)		
Adjusted cash-based compensation	$ 51,665	$ 62,108	$ 138,110	$ 180,239		
Equity-based compensation	$ 3,407	$ 8,108	$ 10,363	$ 15,605		
Adjustments[2]	(3,229)	(7,444)	(9,962)	(13,640)		
Adjusted equity-based compensation	$ 178	$ 664	$ 401	$ 1,965		
General, administrative and other	$ 30,299	$ 43,582	$ 72,049	$ 111,547		
Adjustments[3]	(12,586)	(20,302)	(28,892)	(47,507)		
Adjusted general, administrative and other	$ 17,713	$ 23,280	$ 43,157	$ 64,040		

[1] Reflects the removal of severance and compensation paid to certain employees as part of an acquisition earn-out.

[2] Reflects the removal of equity-based compensation for awards granted prior to and in connection with the IPO, profits interests issued by our non-wholly owned subsidiaries, and unrealized mark-to-market changes in the fair value of the profits interests issued in connection with the Private Wealth transaction.

[3] Reflects the removal of lease remeasurement adjustments, accelerated depreciation of leasehold improvements for changes in lease terms, amortization of intangibles, transaction-related costs and other non-core operating income and expenses.

STEPSTONE GROUP 31

Calculation and Reconciliation of Adjusted Net Income Per Share

($ in thousands, except share and per share amounts)

	Quarter		Year-to-Date		Full Year	Last Twelve
	Dec '21	Dec '22	Dec '21	Dec '22	Mar '18	Dec '22
Adjusted net income	$ 48,581	$ 31,153	$ 129,229	$ 115,548	$ 35,020	$ 159,262
Weighted-average shares of Class A common stock outstanding – Basic[1]	57,875,758	62,192,899	46,247,353	61,583,215	29,237,500	61,384,275
Assumed vesting of RSUs[1]	1,125,798	457,818	1,390,538	722,935	745,347	787,913
Assumed vesting and exchange of Class B2 units[1]	2,481,677	2,486,197	2,480,591	2,467,141	2,411,318	2,466,490
Exchange of Class B units in the Partnership[1][2]	50,327,243	46,662,062	53,511,397	46,898,733	65,578,831	47,048,670
Exchange of Class C units in the Partnership[3]	3,003,274	2,852,187	1,116,423	2,903,186	-	2,909,665
Adjusted shares[1]	114,813,750	114,651,163	104,746,302	114,575,210	97,972,996	114,597,013
Adjusted net income per share	$ 0.42	$ 0.27	$ 1.23	$ 1.01	$ 0.36	$ 1.39

[1] Our Class A common stock did not exist prior to the Reorganization and IPO in September 2020. As a result, the computation of ANI per share for fiscal 2018 assumes the same number of adjusted shares outstanding as reported for the three months ended September 30, 2020 for comparability purposes.
[2] Assumes the full exchange of Class B units in StepStone Group LP for Class A common stock of SSG pursuant to the Class B Exchange Agreement.
[3] Assumes the full exchange of Class C units in StepStone Group LP for Class A common stock of SSG pursuant to the Class C Exchange Agreement.

STEPSTONE GROUP 32

Reconciliation of GAAP Realized Performance Fees to Gross and Net Realized Performance Fees[1]

STEPSTONE
inside private markets

($ in millions)

Quarter

	FQ4'18	FQ1'19	FQ2'19	FQ3'19	FQ4'19	FQ1'20	FQ2'20	FQ3'20	FQ4'20	FQ1'21	FQ2'21	FQ3'21	FQ4'21	FQ1'22	FQ2'22	FQ3'22	FQ4'22	FQ1'23	FQ2'23	FQ3'23
Realized carried interest allocations	$ 9.9	$ 11.3	$ 10.1	$ 5.4	$ 9.9	$ 12.9	$ 11.1	$ 19.6	$ 2.6	$ 3.6	$ 8.6	$ 26.1	$ 24.7	$ 50.0	$ 52.5	$ 66.6	$ 31.7	$ 73.6	$ 22.5	$ 16.3
Incentive fees	0.1	1.2	0.1	0.1	0.1	1.6	0.8	0.2	0.8	3.6	1.2	0.3	0.4	4.2	1.8	0.0	5.6	-	5.4	3.0
Deferred incentive fees	0.6	1.0	-	-	-	-	0.8	-	-	3.5	1.2	-	-	4.0	1.8	-	(4.4)	-	3.7	-
Gross realized performance fees	10.7	13.5	10.2	5.5	10.0	14.5	12.6	19.8	3.4	10.8	10.9	26.4	25.1	58.2	56.1	66.6	32.9	73.6	31.5	19.3
Realized performance fee-related compensation	(4.8)	(6.3)	(5.6)	(3.0)	(5.4)	(7.8)	(6.4)	(10.4)	(2.4)	(2.9)	(4.8)	(10.2)	(12.6)	(25.3)	(26.8)	(34.0)	(5.1)	(41.7)	(13.6)	(11.7)
Net realized performance fees	$ 5.9	$ 7.2	$ 4.6	$ 2.5	$ 4.6	$ 6.7	$ 6.2	$ 9.4	$ 1.0	$ 7.9	$ 6.1	$ 16.1	$ 12.5	$ 32.9	$ 29.3	$ 32.6	$ 27.8	$ 31.9	$ 17.9	$ 7.6

Last Twelve Months

	FQ4'18	FQ1'19	FQ2'19	FQ3'19	FQ4'19	FQ1'20	FQ2'20	FQ3'20	FQ4'20	FQ1'21	FQ2'21	FQ3'21	FQ4'21	FQ1'22	FQ2'22	FQ3'22	FQ4'22	FQ1'23	FQ2'23	FQ3'23
Realized carried interest allocations	$ 30.1	$ 39.7	$ 36.8	$ 36.6	$ 36.6	$ 38.3	$ 39.2	$ 53.4	$ 46.2	$ 36.9	$ 34.4	$ 40.9	$ 63.0	$ 109.3	$ 153.3	$ 193.7	$ 200.7	$ 224.4	$ 194.3	$ 144.1
Incentive fees	1.5	2.7	3.2	1.6	1.5	1.9	2.6	2.7	3.4	5.4	5.8	5.9	5.5	6.1	6.7	6.4	11.6	7.4	11.0	13.9
Deferred incentive fees	2.8	3.6	3.0	1.6	1.0	-	0.8	0.8	0.8	4.3	4.7	4.7	4.7	5.2	5.8	5.8	1.4	(2.6)	(0.7)	(0.7)
Gross realized performance fees	34.4	46.0	42.9	39.9	39.2	40.2	42.6	57.0	50.4	46.6	44.9	51.5	73.1	120.5	165.7	205.9	213.8	229.2	204.6	157.3
Realized performance fee-related compensation	(11.4)	(16.8)	(18.7)	(19.7)	(20.3)	(21.8)	(22.6)	(30.0)	(27.0)	(22.1)	(20.5)	(20.4)	(30.5)	(52.9)	(74.9)	(98.7)	(91.2)	(107.6)	(94.5)	(72.2)
Net realized performance fees	$ 23.0	$ 29.2	$ 24.2	$ 20.1	$ 18.9	$ 18.4	$ 20.0	$ 27.0	$ 23.4	$ 24.5	$ 24.4	$ 31.1	$ 42.6	$ 67.6	$ 90.8	$ 107.2	$ 122.5	$ 121.5	$ 110.1	$ 85.1

Note: Amounts may not sum to total due to rounding.
[1] Excludes legacy Greenspring entities.

STEPSTONE GROUP 33

34STEPSTONE GROUP Definitions • Company refers to SSG and its consolidated subsidiaries, including the Partnership, following the Reorganization and IPO and to the Partnership and its consolidated subsidiaries prior to the Reorganization and IPO. • StepStone Group Inc. or “SSG” refers solely to StepStone Group Inc., a Delaware corporation, and not to any of its subsidiaries. • Partnership refers solely to StepStone Group LP, a Delaware limited partnership, and not to any of its subsidiaries. • Reorganization refers to the series of transactions immediately before the Company's initial public offering (“IPO”), which was completed on September 18, 2020. • Assets Under Management, or “AUM”, primarily reflects the assets associated with our SMAs and focused commingled funds. We classify assets as AUM if we have full discretion over the investment decisions in an account or have responsibility or custody of assets. Although management fees are based on a variety of factors and are not linearly correlated with AUM, we believe AUM is a useful metric for assessing the relative size and scope of our asset management business. Our AUM is calculated as the sum of (i) the net asset value (“NAV”) of client portfolio assets, including the StepStone Funds and (ii) the unfunded commitments of clients to the underlying investments and the StepStone Funds. Our AUM reflects the investment valuations in respect of the underlying investments of our funds and accounts on a three-month lag, adjusted for new client account activity through the period end. Our AUM does not include post-period investment valuation or cash activity. AUM as of September 30, 2022 reflects final data for the prior period (September 30, 2022), adjusted for net new client account activity through December 31, 2022. NAV data for underlying investments is as of September 30, 2022, as reported by underlying managers up to 100 days following September 30, 2022. When NAV data is not available 100 days following September 30, 2022, such NAVs are adjusted for cash activity following the last available reported NAV. • Assets Under Advisement, or “AUA”, consists of client assets for which we do not have full discretion to make investment decisions but play a role in advising the client or monitoring their investments. We generally earn revenue for advisory-related services on a contractual fixed fee basis. Advisory-related services include asset allocation, strategic planning, development of investment policies and guidelines, screening and recommending investments, legal negotiations, monitoring and reporting on investments, and investment manager review and due diligence. Advisory fees vary by client based on the scope of services, investment activity and other factors. Most of our advisory fees are fixed, and therefore, increases or decreases in AUA do not necessarily lead to proportionate changes in revenue. Our AUA is calculated as the sum of (i) the NAV of client portfolio assets for which we do not have full discretion and (ii) the unfunded commitments of clients to the underlying investments. Our AUA reflects the investment valuations in respect of the underlying investments of our client accounts on a three-month lag, adjusted for new client account activity through the period end. Our AUA does not include post-period investment valuation or cash activity. AUA as of September 30, 2022 reflects final data for the prior period (September 30, 2022), adjusted for net new client account activity through December 31, 2022. NAV data for underlying investments is as of September 30, 2022, as reported by underlying managers up to 100 days following September 30, 2022. When NAV data is not available 100 days following September 30, 2022, such NAVs are adjusted for cash activity following the last available reported NAV. Beginning in the quarter ended March 31, 2021, the computation of AUA was modified to include the portion of client portfolio assets for which we do not directly provide recommendations, monitoring and/or reporting services. Prior period amounts have not been recast for this change as such historical data does not exist. The impact of the change was approximately $70 billion in the quarter ended March 31, 2021.

35STEPSTONE GROUP Definitions (continued) • Fee-Earning AUM, or “FEAUM”, reflects the assets from which we earn management fee revenue (i.e., fee basis) and includes assets in our SMAs, focused commingled funds and assets held directly by our clients for which we have fiduciary oversight and are paid fees as the manager of the assets. Our SMAs and focused commingled funds typically pay management fees based on capital commitments, net invested capital and, in certain cases, NAV, depending on the fee terms. Management fees are only marginally affected by market appreciation or depreciation because substantially all of the StepStone Funds pay management fees based on capital commitments or net invested capital. As a result, management fees and FEAUM are not materially affected by changes in market value. • Undeployed Fee-Earning Capital represents the amount of capital commitments to StepStone Funds that has not yet been invested or considered active but will generate management fee revenue once this capital is invested or activated. • Adjusted net income, or “ANI”, is a non-GAAP performance measure that we present on a pre-tax and after-tax basis used to evaluate profitability. ANI represents the after-tax net realized income attributable to us. The components of revenues used in the determination of ANI (“Adjusted Revenues”) comprise net management and advisory fees, incentive fees (including the deferred portion) and realized carried interest allocations. In addition, ANI excludes: (a) unrealized carried interest allocation revenues and related compensation, (b) unrealized investment income, (c) equity-based compensation for awards granted prior to and in connection with our IPO, profits interests issued by our non-wholly owned subsidiaries, and unrealized mark-to-market changes in the fair value of the profits interests issued in connection with the Private Wealth transaction,(d) amortization of intangibles and (e) certain other items that we believe are not indicative of our core operating performance, including charges associated with acquisitions and corporate transactions, contract terminations and employee severance. ANI does not reflect legacy Greenspring carried interest allocation revenues, legacy Greenspring carried interest-related compensation and legacy Greenspring investment income as none of the economics are attributable to us. ANI is income before taxes fully taxed at our blended statutory rate. We believe ANI and adjusted revenues are useful to investors because they enable investors to evaluate the performance of our business across reporting periods. • ANI Per Share measures our per-share earnings assuming all Class B units and Class C units in the Partnership were exchanged for Class A common stock in SSG, including the dilutive impact of outstanding equity-based awards. ANI per share is calculated as ANI divided by adjusted shares outstanding. We believe ANI per share is useful to investors because it enables them to better evaluate per-share operating performance across reporting periods. • Fee-Related Earnings, or “FRE”, is a non-GAAP performance measure used to monitor our baseline earnings from recurring management and advisory fees. FRE is a component of ANI and comprises net management and advisory fees, less operating expenses other than (a) performance fee-related compensation, (b) equity-based compensation for awards granted prior to and in connection with our IPO, profits interests issued by our non-wholly owned subsidiaries, and unrealized mark-to-market changes in the fair value of the profits interests issued in connection with the Private Wealth transaction, (c) amortization of intangibles, and (d) other non-core operating items. FRE is presented before income taxes. We believe FRE is useful to investors because it provides additional insight into the operating profitability of our business and our ability to cover direct base compensation and operating expenses from total fee revenues.

36STEPSTONE GROUP Definitions (continued) • Fee-Related Earnings Margin is a non-GAAP performance measure which is calculated by dividing Fee-Related Earnings by Management & Advisory Fees, net. We believe Fee- Related Earnings Margin is an important measure of profitability on revenues that are largely recurring by nature. • Gross Realized Performance Fees represents realized carried interest allocations and incentive fees, including the deferred portion. Excludes legacy Greenspring entities. • Net Realized Performance Fees represents gross realized performance fees, less realized performance fee-related compensation. Excludes legacy Greenspring entities. • Invested Capital refers to the total amount of all investments made by a fund, including commitment-reducing and non-commitment-reducing capital calls. • “IRR”, refers to the annualized internal rate of return for all investments within the relevant investment strategy on an inception-to-date basis as of September 30, 2022 (except as noted otherwise on slides 27 and 28), based on contributions, distributions and unrealized value. • “Net IRR” refers to IRR, net of fees and expenses charged by both the underlying fund managers and the Partnership. • Net Asset Value, or “NAV”, refers to the estimated fair value of unrealized investments plus any net assets or liabilities associated with the investment as of September 30, 2022. • “Net TVM” refers to the total value to paid-in capital or invested capital expressed as a multiple. Net TVM is calculated as distributions plus unrealized valuations divided by invested capital (including all capitalized costs). • Last Twelve Months, or “LTM,” refers to the preceding twelve months as of the period end. • Compound annual growth rate, or “CAGR,” represents a measure of the annual growth rate over multiple periods, considering the effect of compounding. • Legacy Greenspring entities refers to certain entities for which the Company, indirectly through its subsidiaries, became the sole and/or managing member in connection with the Greenspring acquisition. • Fund Size refers to total capital commitments to a StepStone Fund, including commitments from the Company as the general partner. • “StepStone Funds” refer to focused commingled funds and separately managed accounts of the Company, including acquired Greenspring funds, for which the Partnership or one of its subsidiaries acts as both investment adviser and general partner or managing member.

37STEPSTONE GROUP Definitions (continued) • Total Capital Responsibility equals Assets Under Management (AUM) plus Assets Under Advisement (AUA). AUM includes any accounts for which StepStone Group has full discretion over the investment decisions, has responsibility to arrange or effectuate transactions, or has custody of assets. AUA refers to accounts for which StepStone Group provides advice or consultation but for which the firm does not have discretionary authority, responsibility to arrange or effectuate transactions, or custody of assets. • Consolidated Funds refer to the StepStone Funds that we are required to consolidate as of the applicable reporting period. We consolidate funds and other entities in which we hold a controlling financial interest.

38STEPSTONE GROUP Disclosure Some of the statements in this presentation may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking. Words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “plan” and “will” and similar expressions identify forward-looking statements. Forward- looking statements reflect management’s current plans, estimates and expectations and are inherently uncertain. The inclusion of any forward-looking information in this presentation should not be regarded as a representation that the future plans, estimates or expectations contemplated will be achieved. Forward-looking statements are subject to various risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, global and domestic market and business conditions, successful execution of business and growth strategies and regulatory factors relevant to our business, as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity and the risks and uncertainties described in greater detail under “Risk Factors” included in our annual report on Form 10-K for the fiscal year ended March 31, 2022, and in our subsequent reports filed with the Securities and Exchange Commission, as such factors may be updated from time to time. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. The non-GAAP financial measures contained in this presentation (including, without limitation, Adjusted Revenues, Adjusted Net Income (on both a pre-tax and after-tax basis), Adjusted Net Income per share, Fee-Related Earnings and Fee-Related Earnings Margin) are not GAAP measures of the Company’s financial performance or liquidity and should not be considered as alternatives to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. A reconciliation of such non-GAAP measures to their most directly comparable GAAP measure is included on slides 30-33 of this presentation. You are encouraged to evaluate each adjustment to non-GAAP financial measures and the reasons management considers it appropriate for supplemental analysis. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, these measures may not be comparable to similarly titled measures used by other companies in our industry or across different industries.